SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: June 2, 2006

S3 INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-28767	33-0906297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Suite 202 Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-3618

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 2, 2006, S3 Investment Company, Inc., a California Corporation (the "Company”), entered into a Warrant to Purchase Common Stock Agreement (the “Agreement”) with La Jolla Cove Investors, Inc. Under the terms of the Agreement, in exchange for a warrant premium of $150,000, the Company issued to La Jolla Warrants to purchase up to 4,000,000,000 shares of the Company’s Common Stock (the “Warrant Shares”).  Beginning on the date that a registration statement becomes effective that registers the Warrant Shares, La Jolla will commence exercising the Warrants, see Exhibit 10.1 attached hereto.

The Company will deliver 100,000,000 restricted shares of the Company’s Common Stock to La Jolla who will hold the shares pending the effectiveness of the registration statement for the Warrant Shares. If the registration statement is not effective within 9 months of June 2, 2006, the shares will be kept by La Jolla as liquidated damages. If it is effective within 9 months, La Jolla shall return such shares to the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See “Item 1.01 – Entry into a Material Definitive Agreement” above for description of unregistered sales of equity securities.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

A) Financial statements: N/A

B) Exhibits:

Exhibit No.	Description	Location
10.1	Warrant to Purchase Common Stock with La Jolla Cove Investors, Inc.	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S3 INVESTMENT COMPANY, INC.

June 13, 2006	/s/ James Bickel
Date	James Bickel Chief Executive Officer